SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference in to this Item 3.02 in its entirety.

Item 5.03 Amendments to Certificate of Incorporation and Bylaws; Change in Fiscal Year.

On September 16, 2014, in accordance with the terms of the Agreement, XPO Logistics, Inc., a Delaware corporation (the “Company”), filed a Certificate of Designation for a Series B Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) of the Company (the “Series B Preferred Certificate of Designation”). The Series B Preferred Stock is convertible into an aggregate of approximately 12.1 million shares of Company Common Stock (as defined below), which is the equivalent to a price of $30.66 per share, which conversion will occur automatically upon the approval by XPO stockholders of the issuance of such shares under the New York Stock Exchange rules. XPO intends to hold a special meeting of stockholders to obtain such approval during the fourth quarter of 2014.

The foregoing description of the Series B Preferred Certificate of Designation is qualified in its entirety by reference to the full text of the Series B Preferred Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 17, 2014, the Company completed the issuance and sale of 10,702,934 shares (the “Purchased Common Shares”) in the aggregate of Company common stock (the “Company Common Stock”) and 371,848 shares (the “Purchased Preferred Stock” and, together with the Purchased Common Shares, the “Purchased Securities”) in the aggregate of Company Series B Preferred Stock in a private placement to Public Sector Pension Investment Board (“PSP Investments”), an affiliate of GIC, Singapore’s sovereign wealth fund (“GIC”), and Ontario Teachers’ Pension Plan Board (“OTPP”, collectively, the “Purchasers”), at a price per Purchased Common Share of $30.66, in exchange for aggregate cash consideration of approximately $328.2 million, and at a price per Purchased Preferred Stock of $1,000.00, in exchange for aggregate cash consideration of approximately $371.8 million. The total proceeds from the issuance and sale of the Purchased Securities were approximately $700,000,000. The Purchased Securities were sold pursuant to the previously disclosed Investment Agreement, dated as of September 11, 2014, among the Company and each of the Purchasers (the “Agreement”). The issuance and sale of the Purchased Securities pursuant to the Agreement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act, or any state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Document

4.1	Certificate of Designation of Series B Convertible Perpetual Preferred Stock of XPO Logistics, Inc., dated as of September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: September 18, 2014	/s/ Gordon E. Devens
Gordon E. Devens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

4.1	Certificate of Designation of Series B Convertible Perpetual Preferred Stock of XPO Logistics, Inc., dated as of September 17, 2014